CONSULTING AGREEMENT

This Consulting Agreement (herein referred to as the “Agreement”) is made and entered into this 25th day of September, 2017 (herein referred to as the “Effective Date”), by and between KSIX Media Holdings, Inc. (herein referred to as the “KSIX”) whose offices are located at 10625 S. Eastern Ave, Suite A-910, Henderson, NV 89052 and David C Ansani, (herein referred to as the “Consultant”) whose offices are located at 1930 Thoreau Drive, Suite 100, Schaumburg, IL 60173, hereinafter collectively referred to as the “Parties”

1. SERVICES PERFORMED BY CONSULTANT

1.1 Consultant agrees to act as Chief Administrative Officer of KSIX and undertake to construct, organize and oversee the administrative matters of KSIX. Consultant shall report to the CEO, the President and the CSO of KSIX.

11. COMPENSATION

2.1 Commission Fees: During the term of this Agreement, Consultant shall be paid Two Thousand Two Hundred and no/100 Dollars ($2,200.00) per month (“Fees”).

111. PAYMENTS

3.1 Consultant shall receive its first payment of $2,200.00 on the date hereof and $2,200.00 per month on the I $ of each month thereafter during the pendency of this Agreement. Should a scheduled payment fall on a Sunday, payment will be made on the Monday following the weekend (exception: the following Monday is a KSIX recognized holiday, in which case the payment will be made on the next business day). Should the scheduled payment fall on a KSIX recognized holiday, the payment will be made on the next business day.

IV. EXPENSES

4.1 Consultant shall be entitled to reimbursement for its out-of-pocket expenses incurred in performing requested services under this Agreement within 15 days of written submission of expenses.

V. CONSULTANT AN INDEPENDENT CONTRACTOR

5.1 Consultant is an independent contractor, and shall not be deemed, KSIX’s employee. Consultant warrants that all services performed under this Agreement shall be performed consistent with generally prevailing professional or industry standards. The Consultant shall work part time on KSIX matters and Consultant shall not be prohibited from exploring business opportunities which do not conflict with the business of KSIX or prevent Consultant from performing his services under this Agreement. Except as specifically provided herein, nothing in this Agreement shall be deemed to constitute either party as the agent of the other, nor shall either party have the right to bind the other party or make any promises or representations on behalf of the other, except as specifically authorized by KSIX.

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VI. CONFIDENTIALITY

6.1 Consultant shall not at any time during or for a period of two (2) years after the expiration or termination of this Agreement, except pursuant to an order of any court of competent jurisdiction, administrative agency or other governmental entity having authority to so require, and except for the purposes of any tax return and/or report required to be made to any taxing authority, directly or indirectly, divulge, furnish, or cause to be divulged or furnished to any individual or entity, other than KSIX or any employee of KSIX, or make any use for his own benefit, or for the benefit of any person, firm, corporation or other entity, other than KSIX or an affiliate thereof, any secret or confidential infomation of KSIX, including but not limited to, the names of customers, customer information, financial information, technical infomation, supplier information, details or information concerning contracts, trade secrets, marketing information, or any other data, information or proprietary information of or relating to the business of KSIX or any affiliate thereof, or their respective products or services, to the extent not generally known within the trade or not a matter of public knowledge and which was acquired by the Consultant in connection with his duties hereunder during the term of this Agreement.

6.2 Confidential information does not include information that the Consultant knew before KSIX disclosed it, or becomes public knowledge through no fault of Consultant, is obtained from sources other than KSIX who owe no duty of confidentiality to KSIX, or Consultant independently develops.

Vll. LIMITATION ON CONSULTANT’S LIABILITY TO KSIX

7.1 In no event shall Consultant be liable to KSIX for lost profits of KSIX, or compensatory or special, incidental or consequential damages (even if Consultant has been advised of the possibility of such damages),

Vlll. TAXES

8.1 Consultant shall pay, at his own cost, any federal, state or local income, sales, use, property or value added taxes based on the services provided under this Agreement.

rx. CONTRACT CHANGES.

9.1 Any and all changes, modifications, or amendments to this Agreement shall be put in writing, signed by the parties and added to this Agreement.

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X. DISPUTE RESOLUTION

10.1 The Parties hereto shall endeavor to resolve any differences of opinion which may arise between them with respect to the provisions of this Agreement by negotiation between themselves personally or with the assistance of’ their attorneys and unless in the opinion of any party, acting reasonably, the matter in dispute is of such a significant nature to warrant it being addressed otherwise, no party shall commence any public proceedings until the negotiations have failed to produce a resolution. In furtherance of the provisions of this paragraph, all Parties hereby agree to make themselves available on short notice and to negotiate promptly and in good faith, any matter any party may wish to negotiate.

Xl. GENERAL PROVISIONS

11.1 Notices/Statements/Consents shall be sent to the address by regular mail with a copy to email address provided hereunder, or any other addresses the parties designate by notice:

to KSIX: 10625 S. Eastern Ave, suite A-910, Henderson, NV 89052, email: brian@ksix.com.

to Consultant: David C. Ansani, 1930 Thoreau Drive North, Suite 100, Schaumburg, IL 60173, email: dcansani@ansanilaw.com.

1 1.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

11.3 If any term, provision, covenant or condition of this Agreement, or its application to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

11.4 No failure or neglect of either party hereto in any instance to exercise any right, power or privilege under this Agreement or under applicable law shall constitute a waiver of any other right, power or privilege in any other instance. All waivers by either party must be in wiring and signed by the party to be charged.

11.5 WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN COMqECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE ARE ADVERSE PARTIES.

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11.6 The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by that party.

KSIX Media Holdings, Inc.

/s/ K. Brian Cox
K. Brian Cox, President/CEO

By:	/s/ David C. Ansani
David C. Ansani, Consultant

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